UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 29, 2008
Capital Senior Living Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809

(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300
Dallas Texas	75254

(Address of Principal Executive Offices)	(Zip Code)
(972) 770-5600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On January 29, 2008, Capital Senior Living Corporation (the “Company”) sent correspondence to West Creek Capital, in response to letters from West Creek Capital dated January 14, 2008 and December 3, 2007 and filed with the Securities and Exchange Commission as an exhibit to Amendment No. 1 to Schedule 13D and as an exhibit to Schedule 13D filed by West Creek Capital with respect to the Company. A copy of the correspondence from the Company is attached hereto as Exhibit 99.1 to this Current Report.
     By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in the correspondence that become untrue because of new information, subsequent events or otherwise.
Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
     The following exhibit to this current report on Form 8-K is not being filed but is being furnished pursuant to Item 7.01:
99.1	Letter, dated January 29, 2008, to Messrs. Roger Feldman and Harvey Hanerfeld, Principals of West Creek Capital.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2008	Capital Senior Living Corporation
	By:	/s/ Ralph A. Beattie
		Name:	Ralph A. Beattie
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
     The following exhibit to this current report on Form 8-K is not being filed but is being furnished pursuant to Item 7.01:
99.1	Letter, dated January 29, 2008, to Messrs. Roger Feldman and Harvey Hanerfeld, Principals of West Creek Capital.